                                                                EXHIBIT 10(c)(i)



                                COMMERCIAL LEASE

                                     BETWEEN

                              LMP PROPERTIES, LTD.

                                       AND

                             CALBIOCHEM CORPORATION

                         Lot 27 PACIFIC CORPORATE CENTER

                              SAN DIEGO, CALIFORNIA

                             Dated: February 1, 1992

                                TABLE OF CONTENTS

Section       Title                                                         Page
- -------       -----                                                         ----
1.            Basic Provisions                                              1

2.            Premises                                                      2

3.            Term                                                          4

4.            Rent                                                          6

5             Security Deposit                                              6

6.            Use                                                           7

7.            Maintenance; Repairs;
                Utility Installations;
                Trade Fixtures and
                Alterations                                                 11

8.            Insurance;Indemnity                                           16

9.            Damage or Destruction                                         23

10.           Real Property Taxes                                           30

11.           Utilities                                                     33

12.           Assignment and Subletting                                     33

13.           Default; Breach; Remedies                                     38

14.           Condemnation                                                  43

15.           Broker's Fee                                                  44

16.           Tenancy Statement                                             44

17.           Lessor's Liability                                            45

18.           Severability                                                  45

19.           Interest on Past-Due
                Obligations                                                 45

20.           Time of Essence                                               46

21.           Rent Defined                                                  46

22.           No Prior or Other
                Agreements; Broker
                Disclaimer                                                  46

23.           Notices                                                       46

24.           Waivers                                                       47

25.           Recording                                                     47

26.           No Right To Holdover                                          47

27.           Cumulative Remedies                                           48

28.           Covenants and Conditions                                      48

29.           Binding Effect; Choice
                of Law                                                      48

30.           Subordination; Attornment;
                Non-Disturbance                                             48

Section       Title                                                         Page
- -------       -----                                                         ----
31.            Attorney's Fees                                              49

32.            Lessor's Access; Showing
                 Premises; Repairs                                          50

31.            Auctions                                                     51

34.            Termination; Merger                                          51

35.            Consents,                                                    51

36.            Options                                                      52

37.            Multiple Buildings                                           54

38.            Security Measures                                            54

39.            Reservations                                                 55

40.            Performance Under Protest                                    55

41.            Authority                                                    55

42.            Conflict                                                     56

43.            Offer                                                        56

44.            Amendments                                                   56

45.            Multiple Parties                                             56

46.            Signage                                                      56

47.            Omitted                                                      56

48.            Addendum                                                     56


                                ADDENDUM TO LEASE
                                -----------------

1.2      Premises                                                           1

1.3      Term                                                               1

1.4      Early Possession                                                   1

1.5      Base Rent                                                          1

2.2      Condition of Premises                                              1

1.7      Security Deposit                                                   2

6.5      Additional Hazardous
                Substance Provision                                         2

7.2.1    Replacement of Capital
                Improvements                                                2

10.      Additional Provisions
                on Real Estate Taxes                                        3

12.1(b)  Additional Assignment
                Provisions                                                  3

15.      Broker's Fee                                                       3

46.      Signage                                                            3

49.      Additional Provisions
                On Operating Expenses                                       4

50.      Parking                                                            4

Section       Title                                                         Page
- -------       -----                                                         ----
51.           Letter of Credit                                              4

52.           Indebtedness to Parent
                Company                                                     4

53.           Sale of Premises                                              4

54.           Lease Renewal Option                                          5

55.           Expansion Option
                                                                            5

56.           Future Development of
                Lot 27                                                      6

57.           Nondisturbance                                                6

58.           Non-Competition                                               6

59.           Tenant Improvements                                           6

60.           Administration of Tenant
                Improvement Allowance                                       7

61.           Storage Facility                                              7

62.           Related Parties                                               7

63.           Background Documents                                          8

                                COMMERCIAL LEASE

                                     BETWEEN

                              LMP PROPERTIES, LTD.

                                       AND

                             CALBIOCHEM CORPORATION

1.       BASIC PROVISIONS ("Basic Provisions")

         1.1 PARTIES. This Lease ("Lease"), dated for reference purposes only, February 1, 1992, is made by and between LMP PROPERTIES, LTD., a California Limited Partnership ("Lessor"), and CALBIOCHEM CORPORATION, a California corporation ("Lessee") .

         1.2 PREMISES. That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and located in the County of San Diego, State of California and generally described as the western portion of Lot 27 in the Pacific Corporate Center including a storage facility (See Insert 1 of Addendum) ("Premises"). Attached hereto marked Exhibit "A" and by this reference made a part hereof is a diagram of Lot 27 depicting the location of the Premises, the common areas, and parking areas referred to in Section 61 of the Addendum (collectively referred to as the "Project") and of the tentative location of the two additional buildings to be constructed on the remainder of Lot 27 by Lessor. The actual location of such buildings will be substantially in accord with the location set forth on said diagram.

         1.3 TERM. Fifteen years and Forty-Five days ("Original Term") commencing upon the substantial completion of the tenant improvements or December 15, 1992, whichever date last occurs ("Commencement Date") and ending Fifteen years and Forty-Five days thereafter ("Expiration Date"). (See Insert 2 of Addendum.)

         1.4 EARLY POSSESSION. Upon substantial completion of tenant improvements ("Early Possession Date"). (See Insert 3 of Addendum.)

         1.5 BASE RENT. (See Insert 4 of Addendum) Base Rent shall be payable on the first day of each month commencing Forty-Five days after the Commencement Date of this Lease ("Rental Commencement Date").

         1.6      BASE RENT PAID UPON EXECUTION. $  None.
                                                  -------

         1.7 SECURITY DEPOSIT. $51,500 ("Security Deposit"). (See Paragraph 5 and Insert 6 of Addendum.)

         1.8 PERMITTED USE. Manufacturing, production, assembly, storage and any other legal purpose incidental to Lessee's business. The Premises is zoned M-1-B. Lessor represents that to the best of Lessor's knowledge, Lessee's intended use of the Premises does not violate any Applicable Laws. (See Paragraph 6 for further provisions.)

         1.9 ADDENDA. Attached hereto is an Addendum or Addenda consisting of Inserts 1 through 14 all of which constitute a part of this Lease.

2.       PREMISES.

         2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable until such time that a final space plan has been agreed to and the rental rate per square foot per month is not subject to revision whether or not the actual square footage is more or less. (See Insert 4 of Addendum.)

         2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, electrical and all other building systems and loading doors, if any, and Lessee's improvements to the Premises, other than those that were not constructed by Lessor's contractor, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, within thirty (30) days after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within one year after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. (See Insert 5 of Addendum.)

         2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the improvements on the Premises and the stated use of the Premises by Lessee comply with all applicable covenants or restrictions of record and applicable building and zoning codes, regulations or ordinances in effect on the Commencement Date. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within one year following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. During the term of this Lease, Lessor agrees to take all actions and pay all costs necessary to maintain the improvements on the Premises (other than those which Lessee is responsible to construct) in compliance with all Applicable Laws.

         2.4 ACCEPTANCE OF PROMISES. Upon Lessee moving in and occupying the Premises, Lessee shall acknowledge: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease except as otherwise contemplated by this Lease or caused by the negligence or intentional misconduct of Lessor, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the condition and suitability of the Premises other than as set forth in this Lease.

3.       TERM.

         3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

         3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the original Term.

         3.3 DELAY IN POSSESSION. If Lessor has not obtained building permits for both the shell construction and the tenant improvements by August 1, 1992 either party hereto may terminate this Agreement. In the event Lessor terminates this Lease, Lessor will pay for the costs incurred in connection with the tenant improvement plans; and, conversely, if Lessee terminates this Lease, it shall pay such costs. In either event, Lessor shall pay any other costs incurred by Lessor with respect to the Project.

         Except as hereinafter provided, if for any reason possession of the Premises cannot be delivered to Lessee as substantially complete by June 15, 1993, Lessee may at its option, by notice in writing to Lessor, within any time during the twenty (20) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said twenty (20) day period, Lessee shall be deemed to have waived its termination right as herein provided. Notwithstanding the foregoing, Lessee shall not have the right to terminate this Lease to the extent that the delay in completion is caused by the negligence or intentional misconduct of Lessee. The date herein above specified, June 15, 1993, shall be extended by that number of days representing the period, if any, between the date that Lessee is to deliver to Lessor the Tenant Improvement plans as specified in Section 59.4 of the Addendum attached to this Lease and the date such plans are delivered to Lessor, together with any period of delay caused by force majeure.

         "Force majeure" for the purpose of this Agreement shall be deemed to be labor disputes causing work stoppages not within the control of Landlord or Bailey Building Corporation ("Bailey"), adverse weather conditions not reasonably anticipated, unavoidable casualties or other causes beyond the control of Lessor or Bailey Building Corporation, the contractor. If, for any reason, the Premises are not substantially complete and possession of the Premises cannot be delivered to Lessee by February 1, 1993, Lessor shall pay to Lessee for each month or portion thereof that possession of the substantially complete Premises thereof is not so tendered a sum equivalent to the difference between the monthly rental hereunder and the monthly rental paid by Lessee in its present location. Such payment shall continue until June 15, 1993 or such earlier date that possession is tendered to Lessee. Lessee represents and warrants that the current rent is $72,760.16. The monthly rental in Lessee's existing location as of February 1, 1993 shall be $72,760.16 plus a CPI adjustment plus any holdover increases in aggregate not to exceed $80,000 per month. Notwithstanding the foregoing Lessor shall have no obligation to pay such rental to the extent that the delay in completion is caused by Lessee. For the purpose of this paragraph the term "Monthly Rental Hereunder" shall mean, the sum of $51,500 plus 1/12th of the real Property Tax on the Premises and 1/12th of the common area expenses.

4.       RENT.

         4.1 BASE RENT. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due:under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at Lessor's address stated herein or to such other person or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. SECURITY DEPOSIT. (See Insert 6 of Addendum) Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, within ten (10) days after the earlier to occur of (a) the end of the sixtieth (60th) month of the Lease, provided that Lessee is not then in default; or (b) termination of this Lease for any reason other than a default by Lessee, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.       USE.

         6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance that violates any Applicable Laws, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

         6.2      HAZARDOUS SUBSTANCES.

                  (a) REPORTABLE USES REQUIRE CONSENT. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor or Lessee to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances except in compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean
(i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filled with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Laws, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements). Lessor shall not engage in, or allow any person or entity other than Lessee to engage in, any activity on any property in which Lessor has an interest that might reasonably impact upon the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessee and compliance in a timely manner (at Lessor's sole cost and expense) with all Applicable Laws.

                  (b) DUTY TO INFORM LESSOR OR LESSEE. If Lessee or Lessor knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under the Premises, other than as previously consented to by Lessor or Lessee, Lessor or Lessee, as the case may be, shall immediately give written notice of such fact to the other. On an annual basis Lessee or Lessor shall also immediately give to the other party a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or other persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in or on the Premises in violation of Applicable Laws, including but not limited to all such documents ad may be involved in any Reportable Uses involving the Premises.

                  (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement. The foregoing indemnifications shall not apply to the extent that any liability is caused by Lessor, any other party not related to Lessee, or any conditions coming on the Premises prior to or following the expiration of this Lease.

         6.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Laws", which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, design guidelines, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in or under the Project, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five
(5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law. The obligations under this Section 6.3 shall also apply to Lessor to the extent that Lessor's use of other property owned by Lessor may have an impact on the Premises. Notwithstanding anything in this Lease to the contrary, Lessor shall promptly take all actions and pay all costs necessary to bring the structural components of the Premises into compliance with all Applicable Laws except to the extent that any noncompliance is caused by negligence or intentional misconduct of Lessee.

         6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a) shall have the right to enter the Premises at any time, in the case of any emergency, and otherwise upon eight (8) hours prior verbal notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, if Lessee is found in violation of any Applicable Laws, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections. (See Insert 7 of Addendum.)

7.       MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
         ALTERATIONS.

         7.1      LESSEE'S OBLIGATIONS.

                  (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every non-structural part thereof in good order, condition and repair, (reasonable wear and tear excepted) (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing (and subject to Landlord's obligation as set forth in Section 7.2, hereof), all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fixtures, interior walls, refuse collection, ceilings, floors, windows, doors, and plate glass. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, or under the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform customary maintenance practices. Lessee's obligations shall include restorations, replacements or repairs when necessary to keep the Premises and all non-structural improvements thereon or a part thereof in good order, condition and state of repair, reasonable wear and tear excepted. Lessor will repaint the exterior of the buildings on the Premises as reasonably required.

                  (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor at both its Los Angeles and San Diego address, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if originally installed by Lessor at Lessor's expense, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, and (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection.

         7.2 LESSOR'S OBLIGATIONS. In addition to the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises),
2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor shall maintain or cause to be maintained in good order, condition and repair the structural portions of the Project including the foundation, exterior walls, and exterior roof of the building and the under ground utility and sewer pipes outside the exterior walls of the building. Lessor shall maintain all portions of the common areas. Lessor shall have no obligation, in any manner whatsoever, to repair and maintain the non-structural portions of the Premises, the improvements located thereon, or the equipment therein, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof except to the extent that damage to those non-structural portions is caused by Lessor. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs. Notwithstanding the foregoing Lessee does not waive its rights of quiet enjoyment and possession. (See Insert 8 of Addendum.)

         7.3      UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

                  (a) DEFINITIONS; CONSENT REQUIRED. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility

Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any structural Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cost per incident thereof during the term of this Lease as extended does not exceed $25,000. Repair and maintenance of the Premises, including Utility Installations and Trade Fixtures is governed by Sections 7.1 and 7.2 hereof.

                  (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Laws. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

                  (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein and shall furnish Lessee with copies of lien releases from all material and Labor suppliers. Lessee shall give Lessor not less than ten
(10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable and actual attorney's fees and costs in participating in such action if Lessor shall decide it is in its best interest to do so.

         7.4      OWNERSHIP; REMOVAL; SURRENDER AND RESTORATION.

                  (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. At the time that Lessor approves any Alterations or Utility Additions, Lessor must designate whether those Alterations or Utility Additions shall become Lessor's property at the termination of the Lease. Any Alterations or Utility Additions not so designated at the time of such approval shall continue to be the property of Lessee at the end of the Lease. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

                  (b) REMOVAL. At the time that Lessor approves any Alterations or Utility Additions, Lessor must designate whether Lessor will require that those Alterations or Utility Additions be removed at the termination of the Lease. Lessee shall only be required to remove those Alterations or Utility Additions that Lessor does not so designate at the time of such approval as remaining with the Premises upon termination of the Lease.

                  (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear accepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee and the removal, replacement or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.       INSURANCE; INDEMNITY.

         8.1 PAYMENT FOR INSURANCE. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of one million dollars ($1,000,000) per occurrence. The limits of any insurance hereunder shall not limit the liability of any Party hereunder. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within three (3) days of when due as indicated in the invoice and support documentation for any amount due. Notwithstanding anything contained to the contrary in this Section 8, Lessor shall have the option to maintain any or all of the insurance specified in this
Section 8 in which event Lessor shall bill Lessee for Lessee's share of such insurance, as specified in this Section 8. Any insurance maintained by Lessor under this Section 8 shall be in types and amounts reasonably consistent with insurance for similar buildings in similar projects. Lessee shall have the right, at Lessee's sole cost and expense, to purchase earthquake insurance for the Project and Lessee's improvements. Lessor shall not obtain earthquake insurance without Lessee's prior written approval. Notwithstanding Lessee's disapproval Lessor shall have the right to maintain such earthquake insurance at Lessor's own cost and expense.

     8.2 LIABILITY INSURANCE.

         (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. Lessor shall pay for any increase in the cost of insurance caused by any acts or omissions of Lessor, including the construction of other improvements around but not belonging to the Premises.

                (b) CARRIED BY LESSOR. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3     PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises; provided however, such Lenders shall only be insured if they have given written notice to the insuring party. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event, more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost.
If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located or more than five percent (5%) of any increase in that index. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an insured Loss, as defined in Paragraph 9.1(c). Lessee shall not be liable for the deductible to the extent that the insured loss was caused by Lessor in which event Lessor shall be liable for such deductible.

         (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

                  (c)      ADJACENT PREMISES. (Omit)

                  (d) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

         8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

         8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-VI, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". Neither party shall do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. The Insuring Party shall cause to be delivered to the other party certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to both parties. The Insuring Party shall at least thirty (30) days prior to the expiration of such policies, furnish the other party with evidence of renewals or "insurance binders" evidencing renewal thereof, or the other party may order such insurance and charge the cost thereof to the Insuring Party, which amount shall be payable by the Insuring Party to the other party upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense. In the event Lessor is the insuring party, Lessor shall name Lessee as an additional insured on all of Lessor's insurance policies relating to the Premises and this Lease.

         8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8, solely to the extent fully compensated by insurance proceeds. Both parties shall notify their respective insurers of the mutual waivers, and have the insurance policies required under this Lease properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

         8.7      INDEMITY.

                  (a) Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

                  (b) Except for Lessee's negligence and/or breach of express warranties, Lessor shall indemnify, protect, defend and hold harmless the Premises, Lessee and its agents, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities occurring (a) in connection with activities conducted by Lessor or its related parties or property owned by Lessor outside the Premises regardless of the cause; (b) any place on or about the Premises to the extent caused by Lessor or its related parties; or (c) any act, omission or neglect of Lessor, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessor in the performance in a timely manner of any obligation on Lessor's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessee) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessee by reason of any of the foregoing matters, Lessor upon notice from Lessee shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be so indemnified.

         8.8 EXEMPTION OF LESSOR FROM LIABILITY. Except to the extent caused by Lessor or its related parties, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Except to the extent caused by Lessor or its related parties, Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Except to the extent caused by Lessor or its related parties (as defined in Section 62), Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.       DAMAGE OR DESTRUCTION.

         9.1      DEFINITIONS.

                  (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

                  (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

                  (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

                  (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

                  (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

         9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, the Insuring Party shall have no obligation to pay for the shortage in insurance proceeds and Lessor shall have no obligation (except to the extent that damage was caused by Lessor) to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within twenty (20) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said twenty (20) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within twenty (20) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

         9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of either party (in which event that party shall make the repairs at that party's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or
(ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this

Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

         9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate as of the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of either party. In the event, however, that the damage or destruction was caused by Lessee or Lessor, the other party shall have the right to recover its damages from the causing party except as released and waived in Paragraph 8.6.

         9.5      DAMAGE NEAR END OF TERM. If at any time during the last six
(6) months of the term of this Lease there is damage for which the cost to repair exceeds two (2) months' Base Rent, whether or not an Insured Loss, Lessor or Lessee may, at either party's option, terminate this Lease effective as of last day of the month following the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), exercising such option provided such damage is classified as "Premises, partial destruction - Insurance Loss". If Lessee duly exercises such option during said Exercise Period, Lessor shall, at Lessor's expense commence to repair such damage within thirty (30) days of Lessee's exercise of such option and this Lease shall continue in full force and effect. If Lessee fails to exercise such option then Lessor may at Lessor's option terminate this Lease as of the date of the occurrence of such damage by giving written notice to Lessee of Lessor's election do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

         9.6      ABATEMENT OF RENT; LESSEE'S REMEDIES.

                  (a) In the event of damage described in Paragraph 9.2 (Partial Damage - Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises and parking areas is impaired. The parties hereto shall mutually agree on the proportion to which Lessee's use of the Premises is impaired. In the event the parties cannot agree upon such proportion, each party agrees that the insurance adjuster shall determine the proportion to which Lessee's use of the Premises is impaired. If the damages are not adjusted by an adjuster, then each party shall select an adjuster to make such determination. If such adjusters cannot agree upon such proportion, then they shall appoint a third adjuster to determine such proportion. A majority of the adjusters so selected shall determine the proportion to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration, unless attributable to the negligence or intentional misconduct of Lessor, its agents or contractors.

                  (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within sixty (60) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration give written notice to Lessor and to any Lenders of which Lessee has actual notice of

Lessee's election to terminate this Lease on a date not less than thirty (30) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders, and such repair or restoration is not commenced within thirty
(30) days after receipt of such notice, Lessee shall have the option to terminate this Lease as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional written authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

                  (c) Notwithstanding anything to the contrary contained in this Lease, in the event that the damage to the Premises cannot be reasonably repaired within six (6) months from the date of such damage and the damage has a material adverse affect on Lessee's use and occupancy of the Premises, Lessee may elect, by written notice to Lessor, to be exercised within sixty (60) days from the date on which Lessee receives written notice that the repair time will exceed six (6) months, to terminate the Lease effective as of the date Lessee delivers such notice to Lessor.

         9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Laws and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds eighteen (18) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to eighteen (18) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a), and upon agreement of Lessor and Lessee the Lease term shall be extended for the period of such abatement. If the Hazardous Substance Condition is caused by Lessor, Lessor shall promptly take all actions and pay all costs necessary to correct that condition to the reasonable satisfaction of Lessee.

         9.8 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

         9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of California Civil Code Sections 1932 and 1933. The foregoing waiver is not intended to waive Lessee's implied covenant of quiet enjoyment of the Premises and right to terminate the Lease for a breach thereof.

10.      REAL PROPERTY TAXES. (See Insert 9 of Addendum)

         10.1 (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least five (5) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand. At any time during the term hereof Lessee shall have the right to protest the amount of any Real Property Taxes in which event Lessor will cooperate with Lessee in connection with such protest; provided, however no such protest shall relieve Lessee from making payment of any taxes assessed as herein provided before the due date of such payment.

         (b) ADVANCE PAYMENT. In order to insure payment when due and before delinquency of any or all Real Property Taxes, in the event that Lessee is delinquent more than one time in the payment of any or all Real Property Taxes, Lessor shall have the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, as well as Lessee's proportionate share of Real Property taxes on the common area and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest.

                  (c) If at any time that Lessor does collect an advance payment, Lessor expressly covenants to pay all Real Property Taxes in a timely manner and does hereby indemnify Lessee for any late charges, penalties or other costs (including attorneys' fees) resulting from Lessor's failure to pay the Real Property Taxes in full or in a timely manner. Lessor agrees to promptly refund to Lessee any portions of the advance payments in excess of the actual Real Property Taxes paid. Lessee shall not pay for increases in Real Property Taxes due to sale, transfer or improvement of the property on which the Premises are located other than for improvements expressly authorized by Lessee.

         10.2 DEFINITION OF "REAL PROPERTY TAXES". (See Insert 10 of Addendum.) As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. Real Property Taxes to be paid by Lessee shall be amortized over the largest period of time allowed by law.

         10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

         10.4 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessors option, as provided in Paragraph 10.1(b). Nothing herein contained shall be construed to require Lessee to pay any personal property tax on any of Lessor's personal property unless such property is utilized by Lessee.

11. UTILITIES. (See Insert 14, Sections 49.1 and 49.2) Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied and separately metered to the Premises, as well as Lessee's proportionate share of the utilities supplied to the common area together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.      ASSIGNMENT AND SUBLETTING.

         12.1     LESSOR'S CONSENT REQUIRED.

                  (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 12.2, hereof. Lessor will notify Lessee within ten (10) business days after receipt of Lessee's notice of its intent to assign or sublet all or a portion of the Premises. Lessor's failure to respond within said ten
(10) business days will be deemed as acceptance of the proposed assignee or sublessee.

                  (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose. (See Insert 11 of Addendum.)

                  (c) The voluntary involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied.

                  (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall be a Default curable after notice per Paragraph 13.1(d). If Lessee fails to cure such Default per Paragraph 13.1(d), Lessor shall have the right to either, (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

         12.2     TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                  (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee or the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

                  (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

                  (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

                  (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, or any one else responsible for the performance of the Lessee's obligations under this Lease, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

                  (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $500 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

                  (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

         12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby authorizes any such sublessee, upon receipt of a written notice from Lessor after prior written notification has been, made to Lessee stating that a Breach exists in the performance of Lessee's obligations under this Lease which Lessee has been allowed all applicable periods to cure, to pay to Lessor the rents and other charges due and to become due under the sublease. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

                  (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

                  (c)      Omitted

                  (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent, unless such transfer is to an affiliate under the same conditions as are applicable to Lessee, hereunder.

                  (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

         12.4 LESSOR'S TRANSFER. Lessor shall not transfer this Lease without Lessee's consent until after Lessor tenders occupancy of the Premises to Lessee. Such consent shall not be unreasonably withheld so long as on the date of transfer, the proposed transferee is as financially strong as the Lessor as of the date of this Lease. After the Premises are tendered to Lessee, Lessor shall have the right to transfer this Lease without the consent of Lessee.

13.      DEFAULT; BREACH; REMEDIES.

         13.1 DEFAULT; BREACH. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the material terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

                  (a)      Omitted.

                  (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent within five (5) business days following Lessee's receipt of written notice that the Base Rent is past due or any other monetary payment required to be made by Lessee hereunder, which is not paid within fifteen (15) days following Lessee's receipt of written notice that it is past due whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) days following written notice thereof by or on behalf of Lessor to Lessee.

                  (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Laws per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraph 16, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the execution of any document requested under Paragraph 39 (easements), or (vii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, which any such failure continues for a period of thirty (30) days following written notice by or on behalf of Lessor to Lessee.

                  (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or
(c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                  (e) The occurrence of any of the following events: (i) The voluntary or involuntary making by Lessee of any general arrangement or assignment for the benefit of creditors unless the same is rectified within ninety (90) days following notice thereof; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within ninety (90) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within ninety (90) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any Applicable Laws, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                  (f) The discovery by Lessor that any financial statement given to Lessor by Lessee of Lessee's obligations hereunder prior to the execution of this Lease was materially false.

         13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within the cure periods set forth in this Lease, Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor accompanied by reasonable supporting documentation. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by law by reason of such Breach, Lessor may:

         (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, actual and reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus two percent. Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided in this Lease and/or by said statute.

         (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraph 12 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

         (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

         (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3     INDUCEMENT RECAPTURE IN EVENT OF BREACH. (Omitted).

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after Lessee's receipt of written notice that such amount is past due, (in addition to the notice referred to in Paragraph 13.1) then, without any requirement for further notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that each late charge is a one-time charge for each delinquency and represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance. Interest shall not accrue on the late payment charges.

         13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails as soon as reasonably possible to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than ten (10) business days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Except as otherwise provided in this Lease, Lessee shall have all rights accorded to Lessees under California law.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area adjacent to the Premises not occupied by any building (the "Land Area"), is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken and the square footage of the parking area taken bears to the total rentable floor area of the building located on the Premises and total square footage of the parking lot that serves the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Project taken is Land Area as defined above. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee as relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair. Nothing herein contained shall prevent Lessee from seeking an award from the condemning authority for its loss of leasehold value. To the extent that the condemning authority makes a separate award for loss of leasehold value, Lessor shall assign to Lessee any award received for loss of leasehold value.

15.      BROKER'S FEE. (See Insert 12 of Addendum.)

16.      TENANCY STATEMENT.

         16.1 Each Party (as "Responding Party") shall within fifteen (15) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

         16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee shall deliver no more than once in any twelve (12) month period to any potential lender or purchaser designated by Lessor, such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee's current financial statements. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

         17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean the owner or owners at the time, in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon written notification to, and received by, Lessee of such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

         18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges and accrued interest, not received by Lessor within thirty (30) days following Lessee's receipt of written notification that it is past due plus the expiration of the cure period associated with such notification, shall bear interest from the thirty-first
(31st) day after the expiration of the thirty (30) notice period due at the rate of

12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease and the written agreements executed contemporaneously herewith contain all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.      NOTICES.

         23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

         23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown one day thereafter, the postmark thereon. If sent by regular mail the notice shall be deemed given seventy-two
(72) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier which guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor or Lessee of the Default or Breach of any term, covenant or condition hereof, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach of the same or of any other term, covenant or condition hereof. Either party's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of that party's consent to, or approval of, any subsequent or similar act by the other party, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease without Lessor's prior consent which shall not be unreasonably withheld. In the event of such holdover with Lessor's consent, this Lease shall govern and Lessee shall pay rent for three
(3) months in the same amount as Lessee paid at the expiration of the term. After three (3) months of holdover, if Lessee continues to holdover, Lessee shall pay rent at one hundred fifty percent (150%) of the previous rent).

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All-provisions of this Lease to be observed or performed by Lessee or Lessor are both covenants and conditions.

29. BINDING EFFECT: CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.      SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

         30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessor represents to Lessee that, as of the date this Lease is executed, there are no known security devices recorded against the Project. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability of obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender fifteen (15) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

         30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device.

         30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in breach hereof and attorns to the record owner of the Premises. (See Section 60 of Insert 14 of Addendum.)

         30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required and are reasonably acceptable to the parties to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEYS' FEES. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as herein defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to actual and reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgement. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees actually and reasonably incurred. Lessor and Lessee shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise upon eight hours prior verbal notice for the purpose of showing the same to prospective purchasers, lenders, or lessees after Lessee has elected not to extend the term, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor shall indemnify, protect, defend and hold harmless Lessee from any and all liability, claims, damages, costs, liens, judgments, attorneys' fees arising out of or in connection with such access of Lessor and Lessor's agents to the Premises except to the extent caused by Lessee's intentional misconduct or negligence. Lessor may at any time after unsuccessful negotiations with Lessee to sell the building, place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof provided Lessee has elected not to extend the term place on or about Premises any ordinary

"For Lease" signs. Any such activities of Lessor shall be without abatement of rent or liability of Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

35.      CONSENTS.

         (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent or approval of a Party is required to an act by or for the other Party, such consent or approval shall not be unreasonably withheld or delayed or conditioned. In the event either party fails to approve or consent or disapprove or withhold consent relative to any request from the other party for more than ten (10) days following delivery of a written request for that approval or consent, the non-responding party's silence shall be deemed its approval or consent to the action requested and the other party may rely upon that approval or consent in the same manner as though it had been given in writing. Either party's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers', or other consultants' fees) incurred in the consideration of, or response to, a request by the other party for any consent or approval pertaining to this

Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by the party requesting such consent or approval to the party who shall give such consent or approval upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost that will be incurred in considering and responding to that request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

         (b) All conditions to consent or approval authorized by this Lease are acknowledged by both Lessor and Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's or Lessee's consent shall not preclude the imposition by Lessor or Lessee, as the case may be, at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

36.      OPTIONS.

         36.1 DEFINITION. As used in this Paragraph 36 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the

Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

         36.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. Lease Options, if any, herein granted to Lessee are assignable, provided that such assignment is in accordance with
Section 12 herein. Otherwise, the Lease and Sale Options, if any, are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

         36.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

         36.4     EFFECT OF DEFAULT ON OPTIONS.

                  (a) Lessee shall have no right to exercise an option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph
13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid and in default (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

                  (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 36.4(a).

         (c) All rights of Lessee under the provisions of either (i) any unexercised Option or (ii) any exercised Option, in which the Option Term has not commenced, shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three or more notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits an uncured breach of this Lease.

37. MULTIPLE BUILDINGS. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith. Lessee acknowledges that Lessor has not yet adopted any Rules and Regulations. If at any time Lessor proposes to adopt such Rules and Regulations Lessor covenants that such Rules and Regulations shall be reasonable in comparison with similar buildings in the area, and such Rules and Regulations shall be equally and fairly enforced uniformly against all tenants. So long as Lessee is the only tenant in a group of buildings controlled by Lessor and to which those Rules and Regulations apply, Lessee shall have the right to approve the Rules and Regulations before they become binding upon Lessee.

38. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

39. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems reasonably necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedications, maps or restrictions. Lessor shall not place any easements, rights or dedications on the Project that would adversely affect Lessee's use of the Premises or the common area.

40. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof plus interest as it was not legally required to pay under the provisions of this Lease.

41. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease of behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

42. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

43. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all parties hereto.

44. AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The parties shall mutually amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

45. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

46. SIGNAGE. Lessee shall have the right to install signage on subject building. This shall be at Lessee's sole expense. Lessee shall submit a plan of sign design to Lessor for approval prior to installation of said signage. (See Insert 13 of Addendum.)

47.      OMITTED.

48. ADDENDUM. Additional paragraphs are included in Addendum to this Lease. The Addendum to this Lease is incorporated herein by this reference and is made a part hereof. In the event of any conflict between the terms of this Lease and the Addendum, the terms of the Addendum shall govern the parties.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.



Executed at Los Angeles, CA                        Executed at La Jolla, CA
           -------------------------                           -----------------
on April 22, 1992                                  on   APRIL 22, 1992
  ----------------------------------                 ---------------------------


By: LESSOR:                                        By: LESSEE:

LMP PROPERTIES, LTD., A                            CALBIOCHEM CORPORATION,
California Limited Partnership                     a California corporation

By: Mesa Pacifica,
    Its General Partner



By:  /s/ Richard D. Keesling                       By: /s/ Richard B. Slansky
   ------------------------------------               --------------------------
Its:  One of its  General Partners                 Its: President
                                                       -------------------------

Los  Angeles address:                              Address:

 c/o Brown, Kraft & Co.                            Calbiochem Corporation
 P.O. Box 49032                                    10933 North Torrey Pines Road
 Los Angeles, California 90049                     La Jolla, California 92037


San Diego address:

 c/o Brown, Kraft & Co.
 8445 Camino Santa Fe, Suite 215
 San Diego, California 92121

                                ADDENDUM TO LEASE


                                    Insert 1

         1.2 The Premises shall initially consist of approximately fifty thousand (50,000) square feet in a single story twenty-four (24) feet minimum clear height building located at the west end of Lot 27 which will be constructed in accordance with the plans and specifications provided by Ware & Malcomb Architects, dated October 23, 1991, which will incorporate the following amenities:

                  (a) Concrete tilt-up with continuous horizontal glass bonds at office areas;

                  (b)      Twenty-four (24) foot minimum height throughout;

                  (c) Four (4) ply bonded roof with two percent (2%) operable skylights in the warehouse area;

                  (d)      Four (4) roll up truck doors at grade level; and

                  (e)      The items set forth in Section 59.1 below.

                                    Insert 2

         1.3 Lessor shall notify Lessee in writing fifteen (15) days prior to such time that the Tenant Improvements will be substantially completed.

                                    Insert 3

         1.4 Upon such completion and prior to the rent commencement date, Lessee shall have the right to commence moving its personnel into the Premises on a staggered basis and may commence installation of Tenant's fixtures and equipment. Upon moving in, Lessee shall provide Lessor and contractor with a "punch list" of items that require further attention and correction and Lessor shall commence, prior to the rent commencement date such corrections as are reasonably required by the "punch list" and shall use its best efforts to diligently make such corrections in a timely manner.

                                    Insert 4

         1.5 If the rental commencement date is not the first day of the month Lessee shall pay to Lessor prior to such date the pro rata rent for the portion of the month representing the period between the rental commencement date and the end of such month. rent shall be calculated as follows:

                                Rate Per Square
            Years                  Foot/Month                Annual Rent
         Years 1 - 3:                1.03                      $618,000
         Years 4 - 6:                1.23                      $738,000
         Years 7 - 9:                1.33                      $798,000
         Years 10-12:                1.43                      $858,000
         Years 13-15:                1.53                      $918,000

                                    Insert 5

         2.2      Condition. (continued)

                  2.2.1. Lessor represents and warrants to Lessee as follows with respect to the condition of the Premises:

                           (a)      Except as provided in Insert 8, Paragraph
7.2.1, Lessor shall be responsible for any defects of the structural integrity of the Premises, including slabs, foundations, roof and load bearing walls and subsurface failure or subsidence of asphalt and walkways in the common area and any necessary structural repairs arising solely from such defects.

                           (b)      Lessor has clear title to the Premises and
agrees to provide satisfactory evidence of clear title if requested by Lessee.

                           (c)      The Premises will be in good condition at
the time possession of the Premises is delivered to Lessee.

                  2.2.2. Lessor agrees to assign to Lessee any third party warranties, including, without limitation, warranties by the general contractor or any subcontractors to the extent that they are assignable by Lessor.

                                    Insert 6

         1.7 Security Deposit. Upon the execution of this Lease, Lessee shall pay the security deposit referred to in Section 1.7, hereof, to Lessor which sum Lessor shall return to Lessee after the sixtieth (60th) month of the Lease, provided that Lessee is not then in default of any terms of this Lease. Any interest earned on the security deposit may be retained by Lessor.

                                    Insert 7

         6.5 Lessor represents that there are no environmental conditions or Hazardous Substances in, at or affecting the Premises which violate any federal, state of local law, ordinance, rule or legislation. Lessor shall provide Lessee with a Phase I environmental site assessment of Lot 27 no later than 30 days following execution of the Lease by all parties thereto. In the event that Lessee disapproves the environmental condition of the Premises based upon that assessment, Lessee shall have the right to terminate the Lease and receive back from Lessor any deposits and payments made by Lessee. Lessee shall approve or disapprove the Phase I report within ten (10) days of its receipt thereof.

         Lessor hereby indemnifies, protects, defends and holds Lessee, its officers, directors, shareholders, employees, guarantors, agents, successors and assigns and the Premises harmless from and against any and all damages, liabilities, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substances or storage tank brought onto the Premises or property in which Lessor has an interest at that time where that property affects the Premises by or for Lessor or under Lessor's control, or existing prior to commencement of the Lease Term or after termination of the Lease, or caused by other tenants or third parties at any time. Lessor's obligations under this Paragraph 6 include, but are not limited to, the effects of any contamination or injury to person, property or environment created or suffered by Lessee or third parties and the cost of investigation (including reasonable consultants' and attorneys' fees and testing) removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved and shall survive the expiration or earlier termination of this Lease. Lessor's indemnification in this Section 6.5 shall survive any termination or transfer of the Lease for any reason.

                                    Insert 8

                  7.2.1 With regard to replacement of capital improvements (e.g., the roof), so long as Lessee was not at fault, and such capital improvements needed to be replaced, Lessee shall not be obligated to pay for capital improvements being replaced. However, to the extent that Lessee's negligent actions result in a need for the roof to be replaced then Lessee shall pay such costs. If the roof needed to be replaced because of a structural defect in the roof which was not worsened by Lessee's actions or omissions, then Lessor would pay 100% of such costs pursuant to Insert 5 above.)

                                    Insert 9

         10.1.1. Lessor shall advise Lessee prior to the due date of any real estate taxes Lessee's proportionate share of taxes on Lot 27 and Lessee shall pay its share of taxes to Lessor prior to the due date of such taxes.

                                    Insert 10

         10.2.1 Lessee shall not be responsible for payment of increased Real Property Taxes arising from a reassessment based upon the sale, refinance, or transfer of ownership of the property unless such sale is to Lessee during the Original Term or Option Term, if applicable.

                                    Insert 11

         12.1(b). Lessee may assign this Lease or sublease the Premises with notice to Lessor, but without Lessor's consent, to any subsidiary or any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger of or consolidation with Lessee ("Lessee's Affiliate"). In such case, any Lessee's Affiliate shall assume in writing all of Lessee's obligations under this Lease and Lessee shall provide such relevant financial data to Lessor at the time Lessee provides notice of the transfer in order to allow Lessor to verify the financial condition of Lessee's Affiliate as compared to the financial condition of Lessee.

                                    Insert 12

         15. Broker's Fee. Lessor and Lessee represent and warrant to one another that, except for Lessor's Broker and Lessee's Broker identified below, they each have not employed the services of any other finder or broker in regard to this transaction, and hereby hold harmless the other from any claims of any nature, including but not limited to, attorneys' fees arising from any breach of this warranty and representation. Lessor shall be responsible for payment of the commission due Lessor's Broker and Lessee's Broker in regard to this transaction including commissions on all expansions or options exercised by Lessee during the Original Term and Option Term. Lessor's Broker is Business Real Estate Brokerage Company and Lessee's Real Estate Broker is Langdon Rieder Corporation. Lessor shall pay as a Broker's fee in connection with this Lease a sum equivalent to the commission schedule outlined in the Business Real Estate Commission Agreement with Lessor.

                                    Insert 13

         46.      Signage.

                  46.1 Lessor grants Lessee exclusive building signage to include, without limitation, such exterior building signage as used by similar anchor tenants in similar buildings, exterior directional signage, exterior signage designating the Premises as non-smoking, and interior lobby signage. The cost for such signage shall be an eligible expense that may be charged against the tenant improvement allowance. Lessee shall have the right to place a monument sign on Pacific Center Court Road.

                  46.2 All signage shall comply with the requirements for signage then in effect for the City of San Diego, or other appropriate governmental authority. Any license, use or permitting fees charged for installation by a governmental authority shall be paid by Lessor, as a charge against the tenant improvement allowance. Any license, use or permitting fees charged subsequent to installation by any governmental authority shall be paid by Lessee.

                                    Insert 14

                  49.1 All building operating expenses and utilities shall be the responsibility, and except as otherwise provided herein, shall be under the direct control of Lessee. Lessor grants Lessee the right to directly control, bid out and approve all categories of operating expenses related to the Premises. Lessor and Lessee shall execute such documents as may be necessary to transfer the utilities in the Premises to Lessee's name.

                  49.2 Lessor will bill Lessee on a pro rata basis for actual operating expenses, excluding those costs listed on Exhibit B attached hereto and by this reference made a part hereof, utilities, and insurance premiums for the common area of Lot 27. Lessee shall make payment on such bills to Lessor within fifteen (15) business days of receipt of Lessor's invoice. The common area excludes any undeveloped land, proposed building sites or retail pads. Initially, Lessee's pro rata portion of the common area expenses shall be 5/12ths of such expenses. Lessor will use its best efforts to cause the remaining two buildings to contain 70,000 feet. Lessor estimates that Lessee's share of common area expenses during the first year of the Lease, exclusive of Real Estate Taxes and Insurance but including, association assessments shall not exceed the sum of $12,877 per year.

                  49.3 Lessor shall be an additional insured on Lessee's insurance policies pertaining to standard casualty and property insurance for the Premises.

         50. Parking. Lessor shall provide free of charge for the Original Term and Extension Terms Lessee with 3.5 parking spaces per 1,000 square feet of leased space (175) spaces of which twenty (20) spaces shall be reserved at a location designated by Lessee.

         51.      Omitted

         52. Indebtedness to Parent Company. Lessee represents and warrants that it is presently indebted to CALBIOCHEM NOVABIOCHEM INTERNATIONAL INC., its parent company in the approximate sum of Three Million Eight Hundred Thousand Dollars ($3,800,000.00). Lessee undertakes and agrees to cause CALBIOCHEM NOVABIOCHEM INTERNATIONAL INC. by separate letter agreement to agree that it will not accept and Lessee agrees to refrain from paying said indebtedness until on or after January 1, 1996.

         53. Sale of Premises. Lessee shall have the First Right to Negotiate for the purchase of the Premises, at such time as the Premises is offered for sale. Lessor shall act reasonably in setting the terms of the sale. If Lessor and Lessee are unable to agree on terms of sale within forty-five (45) days from Lessor's notice, then in such event Lessor shall be free to offer the Premises to unrelated third parties. Lessor shall include in such notice all provisions generally contained in agreements for the sale of commercial property, including provisions requiring

Lessor to obtain a Parcel Map if the Premises are to be sold separate from the remainder of Lot 27. If on the other hand the negotiation between Lessor and lessee is successfully concluded with a written agreement within forty-five (45) days, but the Lessee is unable to obtain financing within sixty (60) days thereafter, Lessor is free to offer the subject facility to a third party, for sale to any interested party; and Lessee shall have no further right to acquire the subject facility, provided, however, if at any time Lessor proposes to sell the subject facility at a price and on terms that are lower than that had been agreed to by Lessee, Lessor shall re-offer to Lessee at the new price. Lessee shall have fifteen (15) business days in which to accept Lessor's new offer and Lessee must obtain any necessary financing within thirty (30) business days thereafter.

         54.      Lease Renewal Option.

                  54.1     Lessor shall grant two (2) options to renew for five
(5) year terms (the "Option Term") , each.

                  54.2 Each option shall be exercised, if at all, by written notice from Lessee to Lessor, no later than one hundred eighty (180) days before the end of the Original Term or Option Term, whichever is applicable. Upon receipt by Lessor of Lessee's notice of its exercise of its option to renew, Lessor and Lessee shall commence negotiations regarding the rental rate for the Option Term. The rental rate for the first Option Term shall be eighty-five percent (85%) of the then prevailing market rate for comparable buildings in the Pacific Corporate Center and the rental rate for the Second Option Term shall be ninety percent (90%) of such prevailing rate. If Lessor and Lessee cannot agree on such prevailing rate within sixty (60) days after Lessee's written notice of exercise then either party shall have the right to terminate the Lease.

                  54.3 Lessor may, in its sole discretion, require Lessee to submit its most recent financial information, and, depending on the information contained in such financial information, require a security deposit from Lessee as a material condition to the terms and conditions for the Option Term.

         55.      Expansion Option.

                  55.1 Lessee shall have the right during the term of this Lease, or during any option term if exercised by Lessee, to construct a Mezzanine within the Premises, subject to the review by Lessor and approval by Lessor of the plans and specifications with respect thereto, which such approval shall not be unreasonably withheld. Construction thereof shall be subject to the terms and provisions of this Lease and all costs thereof shall be the sole responsibility of Lessee. There will be no rental adjustment by virtue thereof except Lessee shall be responsible for any real estate tax increase by reason thereof.

                  55.2 With respect to the remainder of Lot 27 and the development thereof, the parties hereto agree as follows:

                           (a)      In the event Lessor elects to improve the
remainder of Lot 27, then in such event Lessee shall have a right of first refusal to lease up to 20,000 square feet of space in such new building or buildings. Upon Lessor's election so to do, Lessor shall notify Lessee in writing of such election and set forth substantially all of the terms and provisions to be incorporated into a lease for such structure. Upon receipt thereof, the parties shall negotiate in good faith for a period not to exceed thirty (30) days. In the event the parties cannot agree to a definitive lease within said period, then for a period of one hundred twenty (120) days from Lessor's notice to Lessee, referred to above, and in the event Lessor receives a bona fide offer on terms more favorable than those offered to Lessee and if Lessor is willing to accept such offer, Lessee shall have the right of first refusal to lease the Premises on such terms as may be submitted by Lessor which reflect a bona fide offer from a third party to lease such Premises. Lessee shall have fifteen (15) days after receipt of such notice in which to exercise its right of first refusal. The Lease for such Premises pursuant to this paragraph (a) or subparagraph (b), hereof shall be substantially in the same form as this Lease, including the Options as herein contained.

                           (b)      At any time prior to receipt by Lessee of
the notice referred to in Subparagraph (a) hereof, but no later than six (6) years following the rent commencement date, upon request so to do by Lessee, Lessor will construct one or more buildings on Lot 27, consisting of 40,000 square feet in the aggregate, provided that Lessor and Lessee enter into Lease for a minimum of eight (8) years, or the length of term then remaining on this Lease, whichever is greater, at a rental rate to be negotiated in good faith between Lessor and Lessee. Said Lease shall provide for a minimum of 20,000 square feet to be leased by Lessee.

         56. Future Development of Lot 27. Prior to the execution of this Lease, Lessor shall provide Lessee with a schematic drawing showing the future development of the remainder of Lot 27. Lessor will use its best efforts, at the time of such development, to locate the proposed structures substantially in accord with such schematic drawing. Lessor shall advise Lessee from time to time with respect to its plan for development of the remainder of Lot 27.

         57. Non-Disturbance. In the event at any time Lessor elects to place a deed of trust on the demised Premises, Lessor shall secure and deliver to Lessee a non-disturbance agreement for the benefit of Lessee.

         58. Non-Competition. During the original Term and Extension Term, if any, Lessor shall not lease any space on the remainder of Lot 27 to any company or entity that is in direct competition of Lessee without the prior written consent of Lessee, which will not be unreasonably withheld or delayed.

         59.      Tenant Improvements.

                  59.1 Construction of Shell. Lessor shall complete the shell construction as well as the Tenant Improvement requested by Tenant. For the purposes of this Section 59, "shell construction" shall mean "construction of

                           (i)      the four (4) walls;

                           (ii)     the roof;

                           (iii)    the concrete floor;

                           (iv)     the front, and electrical to the building
consisting of 1500/208 amps;

                           (v)      a gas service and meter of one and one-half
(1-1/2) inches;

                           (vi)     one water service meter;

                           (vii)    main sewer service with six (6) inch sewer
lines; and

                           (viii)   the items set forth in Section 1.2 above."

                  59.2 Tenant Improvement Allowance. For the "tenant improvements" as herein defined, Lessor shall provide Lessee with a tenant improvement allowance of Forty Seven Dollars and Fifty Cents ($47.50) per rentable square foot. Lessee acknowledges that it is financially responsible for tenant improvements in excess of the tenant improvement allowance of Forty Seven Dollars and Fifty Cents ($47.50) per rentable square foot. Lessee shall deposit with Lessor before the contractor commences work on the tenant improvements the difference between the estimated cost and the tenant improvement allowance. Within thirty (30) days following execution of the Lease, Lessor and Lessee shall mutually approve and execute a work letter (the "Work Letter") for construction of tenant improvements. The Work Letter shall contain a definition of "substantial completion" of the building shell and the tenant improvements and provisions for change orders and punchlist items. Bailey Building Corporation, the contractor performing the construction of the tenant improvements shall deliver to Lessor and Lessee its estimate of the construction cost of the tenant improvements prior to the commencement of construction of the tenant improvements. The term "tenant improvements" is hereby defined as "all costs incident to the construction of all improvements other than the shell construction."

                  59.3. Rental Adjustment. In the event the actual costs are less then $47.50 times the rentable square footage of the Premises, then in such event Lessor shall give Lessee a rental credit towards the first rent becoming due hereunder in an amount equivalent to such difference. By way of example and assuming the Premises consist of 50,000 square feet and the actual cost of construction of the tenant improvements is $46.50, then in such event Lessee shall receive a rental credit toward the first rentals due hereunder in the sum of Fifty Thousand Dollars ($50,000.00).

                  59.4. Space Planning. Lessee shall select the space planning firm to complete all drawings, permittings, etc. necessary to complete the tenant improvements. Cost for space planning work shall be included in the tenant improvements allowance. Lessee shall retain a designer of its choice to design the tenant improvements but will give due consideration to the Building Architect, Ware and Malcomb. In addition, Lessee shall have the right to select a firm which specializes in lab design to work in conjunction with the firm selected to design the tenant improvements. Lessee shall cause all tenant improvement plans to be completed and delivered to Lessor prior to thirty (30) days following the execution and delivery of this Lease by all parties hereto.

         60. Administration of Tenant Improvement Allowance. Lessor agrees to maintain an account during the construction period and all disbursements for payment of Tenant Improvements will be made from such account. All disbursements shall be subject to review and approval of Lessee and Lessor; provided, however, that (a) Lessee and Lessor shall approve, within five (5) business days after receipt, any particular disbursement; and (b) if either party fails to approve or disapprove, within five (5) business days, such disbursement, it will be deemed approved by the nonresponding party.

         61. Storage Facility. Lessor undertakes and agrees to designate a five hundred (500) square feet area to the rear and away from the building, which said area will be used by Lessee as a ground storage facility. At the request of Lessee, Lessor will fence the area and the cost thereof will be charged to the Tenant Improvement Allowance referred to in Section 59.2 hereof.

         Lessee will maintain said storage facility and will keep the same free and clear at all times of any Hazardous Substances as the same is more particularly referred to in Section 6.2 of the Lease.

         62. Related Parties. For purposes of this Lease, the term "related parties" of an entity shall mean all past, present and future employees, officers, directors, shareholders, contractors, subcontractors, invitees, customers, partners, joint venturers, agents, successors, assigns, heirs, representatives, administrators, parent entities, subsidiaries and affiliates of that entity.

         63. Background Documents. Prior to the execution of this Lease, Lessor supplied Lessee with numerous documents respecting Lessor and the Premises including the following (collectively, the "Background Documents"): (a) ALTA Survey dated September 19, 1989, by Reginald D. Harvey, Jr.; (b) Parcel Maps Nos. 15121, 11954 and 11651; (c) ALTA Owner's Title Policy No. 995886-6 issued on November 22, 1989 and all documents referenced therein; (d) Environmental Assessment Survey Report dated July 5, 1989 prepared Ninyo & Moore along with a letter dated January 6, 1992, by Ninyo & Moore to Bailey Building Corporation (collectively, the "Environmental Assessment"); and other documents relating to the entitlements associated with the Project.

         Lessor understands that Lessee is relying upon the truth, completeness and accuracy of the Background Documents in entering into this Lease. To the best of Lessor's knowledge, Lessor hereby represents and warrants to Lessee as follows as of the date that the Lease is fully executed: (a) The Background Documents are accurate, true and complete; (b) The Background Documents accurately reflect the true and complete condition and nature of Lessor and the Premises; (c) The Environmental Assessment accurately depicts the true and complete environmental condition of the Premises and common areas.


CALBIOCHEM CORPORATION,                      LMP PROPERTIES, LTD.
A California corporation                     A California limited
                                             partnership

                                             By MESA PACIFICA



By: /s/  Richard B. Slansky                  By: /s/ Richard D. Keesling
   -----------------------------                 ------------------------------
         PRESIDENT                           One Of its General Partners

                                   EXHIBIT "A"

                                   [SITE MAP]

                                   EXHIBIT "B"

                 Standard Excluded Costs and Expenses from Lease

         1. Principal or interest payments or other financing charges on any mortgages, deeds of trust or other financing encumbrances.

         2. Rental payments (including percentage rent and increases in base rent) made under any ground lease.

         3.       Leasing commissions payable by Lessor.

         4. Deductions for any non-cash items such as depreciation for the Project.

         5. Expenditures of a capital nature, including without limitation capital improvements, capital repairs and capital equipment, with the determination of whether an item is of a capital nature to be made in accordance with generally accepted accounting principles.

         6. The costs and expenses of special services or utilities separately chargeable to individual tenants of the Project.

         7. Costs and expenses incurred by Lessor in respect of services furnished to other tenants in the Project which are not also furnished to Lessee.

         8. The costs and expenses of initial construction of the Project, including without limitation the cost or expense to correct defective work.

         9. Costs and expenses of administration, management and oversight of operations incurred by Lessor (including without limitation the personnel costs of any employee above the grade of building superintendent, building manager or chief engineer).

         10. Except as otherwise provided herein, costs and expenses incurred by landlord in connection with damage or condemnation.

         11. The costs and expenses incurred by Lessor (i) in connection with negotiations or disputes with tenants, other occupants or prospective tenants or other occupants; (ii) due to any violation by Lessor or any tenant or occupant of the terms of any lease or occupancy agreement; or (iii) any fines or penalties incurred due to violations by Lessor of any applicable governmental statute, rule or regulation.

         12. Advertising and promotional expenditures associated with marketing of vacant space in the Project.

         13. Costs and expenses incurred in the acquisition of sculpture, paintings or other objects of art.

         14. Costs and expenses incurred in connection with the operation of any parking garage in the Project or any other parking concession.

         15.      Costs and expenses of constructing any tenant improvements.

         16. Costs associated with any penalties incurred by Lessor for failure to make filing in a timely fashion, pay amounts due or otherwise.

         17. Tax increases or assessments due to any transfer of the property associated with the Lease.

         18. Any costs incurred due to the negligence or intentional misconduct of Lessor or Lessor's agents.

         19. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor.

         20. Any other costs that under generally accepted accounting and practices would not be considered an expense associated with the Project.

         Furthermore, Lessor shall not collect in excess of 100% of all Project Operating Costs, shall make no profit in connection with the Project Operating Costs; and shall not recover any Project Operating Cost items more than once.

                                     EXHIBIT "C"

                              WORK LETTER AGREEMENT

         You (hereinafter called "Lessee" ) and we (hereinafter called "Lessor") are executing simultaneously with this Work Letter Agreement, a written lease (the "Lease") covering those certain premises more particularly described in
Section 1.2 of the Lease (hereinafter referred to as "Premises").

         To induce Lessee to enter into the Lease and in considerations of the mutual covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1.       PLANS AND SPECIFICATIONS FOR THE PREMISES.

         (a) Lessee agrees to cooperate with Ware and Malcomb Architects, Inc. (architect) and Lessor's engineers, who shall prepare detailed space plans and specifications for the Premises which shall include, but shall not be limited to, locations of doors, partitioning, reflected ceiling, electrical fixtures, outlets and switches, telephone outlets, plumbing fixtures, extraordinary floor loads, and other special requirements, and Lessee shall approve such space plans in writing on or before the Space Plan Approval Date below. All working drawings shall be prepared by architect and Lessor's engineer. The working drawings shall include architectural, mechanical, electrical and structural engineering drawings for the Building Standard Work as described in Paragraph 2 hereof.

         (b) Lessee may require work (hereinafter referred to as "Nonstandard Work") different from or in addition to Standard Work as defined in
Section 2, below. In such event, any architectural, mechanical, electrical and structural engineering drawings, plans and specifications required shall be prepared by architect and Lessor's engineer at Lessee's expense and shall be subject to the approval of Lessor.

         (c) All plans, specifications and drawings referred to in Subparagraph (a) of this Paragraph 1 are subject to Lessor's approval, which approval shall not be unreasonably withheld.

         (d) Lessee's plans and specifications shall not be in conflict with the building codes for the City in which the Premises are located. All plans and specifications shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

2.       STANDARD WORK AT LANDLORD'S COST AND EXPENSE.

         Lessor agrees to furnish and install tenant improvements as shown on Lessee's Final Space Plan in accordance with current applicable codes ("Standard Work"). Lessee will at its option review the subcontractor bids to verify cost.

3.       NONSTANDARD WORK AT TENANT'S COST AND EXPENSE

         Provided Lessee's plans and specifications are approved or furnished not later than the time provided on the Schedule of Approvals below, Lessor shall cause Lessee's Nonstandard Work to be installed by Lessor's contractor, but at Lessee's sole cost and expense. Prior to commencing any such Nonstandard Work, Lessor shall submit to Lessee a written estimate of the cost thereof, including the cost of installation and associated delay in substantial completion. If Lessee approves such estimate, it shall notify in writing within the time limit specified on the Schedule of Approvals below and, at the time, pay Lessor in full the cost of such work. Lessee shall approve or disapprove such terms within the time limit specified on the Schedule of Approvals below and Lessor's contractor shall proceed with such work. If Lessee shall fail to approve any such estimate in writing within the time limit specified on the Schedule of Approvals below, Lessor shall not proceed with such work or the Standard Work affected thereby. It is understood that Lessee shall thereupon be liable for the delay and increased cost, if any, in completing the affected Standard Work. Lessee shall also be responsible for the design, function and maintenance of such special improvements.

4.       SUBSTITUTIONS AND CREDITS DURING CONSTRUCTION.

         (a) Lessee may select different materials (hereinafter "substituted materials") in place of materials which would otherwise be initially furnished and installed by Landlord in the interior of the Premises under the provisions of this Work Letter, provided such selection is indicated in writing by Richard Slansky and approved by Lessor. If Lessee shall make any such selection and if the cost of the substituted materials shall exceed Lessor's cost of materials thereby replaced. Lessee shall pay to Lessor, as hereinafter provided, the difference between the cost of the substituted materials and the credit given by costs resulting from such substitution. Lessee shall approve or disapprove such terms within the time limit specified on the Schedule of Approvals below.

         (b) No substituted materials shall be furnished and installed until Lessor has submitted to Richard Slansky a written estimate of the increased cost thereof, including the cost of installation and associated delay in substantial completion of the Premises, if any. If Lessee approves such estimate, it shall notify Lessor in writing within the time limit specified in the Schedule of Approvals below and, at the same time, pay Lessor in full, the amount of such estimate and Lessor's contractor shall proceed with such work. If Lessee shall fail to approve such estimate within said time limit, such failure is deemed a disapproval thereof and Lessor's contractor shall not proceed with the proposed substituted work or with the Standard Work affected thereby. Lessee shall thereupon also be liable for the delay and increased cost, if any, in completing the affected Standard Work.

         (c) All amounts payable by Lessee to Lessor pursuant to this Paragraph 4 shall be paid by Lessee as set forth above or, at Lessor's option, promptly after rendering of bills therefore by Lessor or its contractor to Lessee, it being understood that such bills may be rendered during the progress of the performance of the work and/or the furnishing and installation of the materials to which such bills relate. Any substituted materials shall be surrendered by Lessee to Lessor at the end of the initial or other expiration of the term of the Lease. No credit shall be granted for the omission of materials where no replacement in kind is made. There shall be credits only for substitutions in kind, e.g., a lighting fixture credit may be supplied only against the cost of another type of lighting fixture.

5.       COMPLETION AND RENTAL COMMENCEMENT DATE.

         It is agreed that the term of the Lease shall commence March 1, 1993, extended day for day for every documented day of delay attributed to Force Majeure Delays as defined below.

6.       SCHEDULE OF APPROVALS.

         Tenant shall approve those matters listed in the Event column of Schedule of Approvals attached hereto by the corresponding time specified in the Time column of said schedule.

7.       LIQUIDATED DAMAGES; FORCE MAJEURE DELAYS.

         (a) As specified in the Lease, Lessor and Lessee understand and agree that should the Premises not be substantially completed for Lessee's, occupancy by March 1, 1993, Lessee will incur additional costs and penalties the exact amount of which are extremely difficult to ascertain. Accordingly, if Lessor is unable to deliver possession of the Premises substantially completed to Lessee on or before March 1, 1993, plus any additional days caused by Lessee Delays as specified in the Lease and this paragraph and Force Majeure Delays as defined below, then Lessor shall pay to Lessee an amount equal to $2,400.00 per day for every day of said delay. For the purposes of this Agreement, the term "substantially completed" shall mean the approval by the City of San Diego to occupy the Building, as evidenced by the Building Inspector's signature on the inspection record card.

         (b) For purposes of the Work Letter "Lessee's Delays" shall mean the following:

                  (i) Lessee's failure to approve or furnish its space plans and specifications by the time specified in the Schedule of Approvals below, or

                  (ii) Delays of any nature, whether or not within Lessee's control, resulting from Lessee's decision to use any materials, finishes or installations other than Building Standard Work, or

                  (iii) Lessee's changes in its space plans and specifications after the approval or submission thereof to Lessor, or

                  (iv) A delay in performance of Standard Work as a result of Lessee's failure to approve written estimates of the costs of Nonstandard work or substituted materials in accordance with Paragraph 3 and 4 hereof,

         (c) For purposes of this Work Letter, "Force Majeure Delays" shall mean any actual delay beyond the reasonable control of Lessor in the construction of the Premises, which is caused by, any one or more of the following:

                  (i)      Strikes or labor disturbances;

                  (ii)     War;

                  (iii)    Fire;

                  (iv)     Earthquake, flood or other natural disaster;

                  (v) Any days beyond the date six weeks from the date that plans for the tenant improvements are submitted to the City of San Diego for permits, to the date that permits are actually issued for construction.



TENANT:                                    LANDLORD:

Calbiochem Corporation                     LMP Properties, Ltd.

By /s/ Richard B. Slansky                  By /s/ Richard D. Keesling
  -----------------------                    ------------------------
Its    President                           Its    General Partner
   ----------------------                     -----------------------
Date   April 22, 1992                      Date   April 23, 1992
    ---------------------                      ----------------------


         The undersigned agrees to be bound by the foregoing Agreement and as between LMP Properties, Ltd. and the undersigned, the undersigned shall be responsible for the payment of the liquidated damages specified in Paragraph 7, hereof.

Bailey Building Company

By /s/ S. Bailey
  -------------------------------
Its    President
   ------------------------------
Date   23 April 1992
    -----------------------------

                              SCHEDULE OF APPROVALS



 EVENT                                                 TIME
 -----                                                 ----
a)   Presentation to Lessor of
     preliminary space plan with                        June 1, 1992
     information and specification
     adequate for Lessor to prepare
     cost estimates.


b)   Lessor provides estimates of total               June 21, 1992
     construction cost and subcontractor
     bids and identification of costs in
     excess of the allowance (if any).


c)   Lessee agrees to excess cost (if any)            June 30, 1992
     and method of payment or meets with
     space planner and Lessor
     to revise plan.


d)   Deadline for Final Space Plan approval           July 15, 1992
     by Lessor and Lessee and submittal
     to City of San Diego.

OTHER APPROVALS

All other approvals or responses required by either Lessor or Lessee by the provisions of the Work Letter Agreements not identified above shall occur within five (5) business days.